Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 pursuant to Rule 462(b) under the Securities Act of 1933, as amended, of our report dated January 29, 2021, relating to the financial statements of Longview Acquisition Corp. II, appearing in the Amendment No. 2 to Registration Statement on Form S-1, File No. 333- 252594.

/s/ WithumSmith+Brown, PC

New York, New York
March 18, 2021